UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2007

FASTENAL COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (507) 454-5374

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 17, 2007, the shareholders of Fastenal Company (the “Company”) approved the Amended and Restated Fastenal Company Stock Option Plan (the “Option Plan”) at the Company’s annual meeting of shareholders. The terms of the Option Plan are set forth in Exhibit A to the proxy statement for the Company’s annual meeting of shareholders that was filed with the Securities and Exchange Commission on February 23, 2007, and the description of the Option Plan in the section of the proxy statement entitled “Proposal 2 – Approval of Amended and Restated Fastenal Company Stock Option Plan – Description of Amended and Restated Option Plan” is incorporated herein by reference. On April 17, 2007, the Company’s Compensation Committee approved stock option awards to the Company’s executive officers in the amounts and on the terms described in the proxy statement under the caption “Fastenal Company Stock Option Plan – Proposed Fiscal 2007 Grants.”

On April 17, 2007, the Company’s shareholders also approved the Fastenal Company Incentive Plan (the “Incentive Plan”) at the annual meeting. The terms of the Incentive Plan are set forth in Exhibit B to the Company’s proxy statement filed on February 23, 2007, and the description of the Incentive Plan in the section of the proxy statement entitled “Proposal 3 – Approval of Fastenal Company Incentive Plan – Description of the Incentive Plan” is incorporated herein by reference. On April 17, 2007, the Company’s Compensation Committee approved bonus arrangements under the Incentive Plan for the Company’s executive officers for the third and fourth quarters of fiscal 2007 on terms generally consistent with those utilized during fiscal 2006 as described in the proxy statement under the caption “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Cash Incentives.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2007

FASTENAL COMPANY

By:	/s/ Daniel L. Florness
Daniel L. Florness
Chief Financial Officer